Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of Marpai, Inc. on Form 10-K, for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edmundo Gonzalez, Chief Executive Officer of Marpai, Inc., certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marpai, Inc.

Date: March 30, 2022	/s/ Edmundo Gonzalez
Edmundo Gonzalez
(Principal Executive Officer)